UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

EVOMMUNE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Evommune, Inc.

1891 Page Mill Road

Palo Alto, California 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2026 at 11:30 a.m. Eastern Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Evommune, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, June 2, 2026 at 11:30 a.m. Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/EVMN2026. A complete list of record stockholders will be available at our corporate headquarters, located at 1891 Page Mill Road, Palo Alto, California 94304, upon request by emailing investors@evommune.com, for examination by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date. The meeting will be held for the following purposes:

1.
To elect two (2) nominees for Class I directors, Luis Peña and Eugene A. Bauer, M.D., each to hold office until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.
2.
To ratify the appointment by the Audit Committee of the Board of Directors of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.
To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be held virtually through a live webcast. Stockholders of record at the close of business on April 6, 2026 and their proxy holders will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/EVMN2026 and entering the 16-digit Control Number included in your Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement.

Only stockholders of record at the close of business on April 6, 2026 and their proxy holders may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Luis Peña
Luis Peña
President and Chief Executive Officer
Palo Alto, California
April 21, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Tuesday, June 2, 2026 at 11:30 a.m. Eastern Time at www.virtualshareholdermeeting.com/EVMN2026.

The proxy statement and annual report to stockholders are available at

www.virtualshareholdermeeting.com/ EVMN2026 and www.proxyvote.com.

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting.

i

EVOMMUNE, INC.

1891 Page Mill Road

Palo Alto, CA 94304

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2026 at 11:30 a.m. Eastern Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Evommune, Inc. (sometimes referred to as the “Company” or “Evommune”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to first mail the Notice and make this proxy statement and the form of proxy available to stockholders on or about April 21, 2026.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 1, 2026.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.virtualshareholdermeeting.com/EVMN2026. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The audio webcast of the Annual Meeting will begin promptly at 11:30 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:15 a.m. Eastern Time, and you should allow reasonable time for the check-in procedures.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 6, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/EVMN2026 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice or proxy card, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number and/or proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/EVMN2026 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the Annual Meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?

If you have difficulty accessing the Annual Meeting or during the Annual Meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

For the Annual Meeting, how do we ask questions of management and the Board?

If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/EVMN2026 using your Control Number, type your question into the appropriate box, and click “Submit”. We plan to respond to appropriate questions submitted by stockholders within the rules of conduct for the Annual Meeting as the allotted time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 6, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

What am I voting on?

There are two matters scheduled for a vote:

•
To elect two (2) nominees for Class I director, Luis Peña and Eugene A. Bauer, M.D., each to hold office until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal (Proposal 1); and
•
To ratify the appointment by the Audit Committee of the Board of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2).

What if another matter is properly brought before the meeting?

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or you may vote by proxy over the telephone, through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need the Control Number printed on your Notice or proxy card).	You may vote your shares by calling 1-800-690-6903 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit www.virtualshareholdermeeting.com/EVMN2026 (you will need the Control Number printed on your Notice or proxy card).

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close at 11:59 p.m. Eastern Time on June 1, 2026.

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, and “For” the ratification of the appointment by the Audit Committee of the Board of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

Each share of common stock you owned as of the Record Date is entitled to one vote.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, and “For” the ratification of the appointment by the Audit Committee of the Board of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine,” meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with this proposal.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, by e-mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
•
You may grant a subsequent proxy by telephone or through the internet.
•
You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1891 Page Mill Road, Palo Alto, CA 94304. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
•
You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
1	Election of Directors named in this Proxy Statement

Plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote. The two nominees receiving the most “For” votes will be elected.

			FOR, or WITHHOLD	No Effect	No Effect	FOR all nominees

2	Ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	“For” votes from the holders of a majority of total votes cast on this proposal.	FOR, AGAINST or ABSTAIN	No Effect	Not applicable; brokers have discretion to vote	FOR

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present in person, by remote communication, if applicable, or represented by proxy duly authorized. On the Record Date, there were 36,018,372 shares of common stock, outstanding and entitled to vote.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy duly authorized and entitled to vote may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS

Under our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), the Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class I director has a term that expires at this Annual Meeting, each Class II director has a term that expires at the Company’s 2027 annual meeting of stockholders and each Class III director has a term that expires at the Company’s 2028 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.

There are currently eight members of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the two incumbent directors listed below, all of whom have previously been elected by our stockholders, for election to the Board at the Annual Meeting.

We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

The Board unanimously recommends a vote “FOR” the election of each of the Class I director nominees.

Nominees for Election to the Board of Directors

Our Board of Directors

The biographies of each of our nominees for election to the Board as Class I directors, and all other directors are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Class I Director Nominees for Election at the Annual Meeting

Luis Peña, age 63, has served as our President and Chief Executive Officer and as a member of our board of directors since inception in April 2020. Prior to joining us, Mr. Peña co-founded Dermira and served as its Chief Development Officer, where he headed the R&D group from inception through to Dermira’s 2020 sale to Eli Lilly & Company (“Lilly”) for $1.1 billion. Before Dermira, Mr. Peña served as Vice President, Head of Global Prescription Development, at Stiefel, a GSK company, and was Senior Vice President, Portfolio Planning and Management, at Stiefel Laboratories Inc. prior to its acquisition by GSK plc. He also held leadership roles in portfolio management and product development at Connetics and Theravance, as well as various leadership positions in manufacturing and research and development at Genentech. Mr. Peña holds a B.S. in biochemistry from San Francisco State University. We believe Mr. Peña is qualified to serve on our board of directors because of his extensive experience in executive leadership and drug development roles in the biopharmaceutical industry.

Eugene A. Bauer, M.D., age 83, has served as our Chief Medical Officer and as a member of our board of directors since inception in April 2020. Prior to joining us, Dr. Bauer was Founder, Chief Medical Officer and a member of the board of directors of Dermira from 2010 to 2020. Prior to Dermira, Dr. Bauer was President and Chief Medical Officer of Peplin, a position he held from 2008 through 2009 when Peplin was acquired by LEO Pharma. Peplin focused on an innovative product (Picato) that was approved by the FDA for use in the treatment of actinic keratosis. Prior to Peplin, he was CEO of Neosil, a development stage dermatology pharmaceutical company acquired by Peplin in 2008. Dr. Bauer is Professor Emeritus in the School of Medicine at Stanford University and past Vice President for the Medical Affairs (1997-2001) and Dean of the School of Medicine (1995-2001) of Stanford University. Dr. Bauer received his M.D. from Northwestern University. We believe Dr. Bauer is qualified to serve on our board of directors because of his extensive experience managing biopharmaceutical and life science companies and his vast medical background.

Class II Directors Continuing in Office Until the 2027 Annual Meeting

Rob Hopfner, R.Ph., Ph.D., age 53, has served as a member of our board of directors since July 2020. Dr. Hopfner has been a Managing Partner at Pivotal bioVenture Partners since October 2017, where he focuses on drug discovery and development investments. Dr. Hopfner has a long track record of working successfully with entrepreneurs to progress novel, important medicines through development and onto the market. Prior to joining Pivotal in 2017, Dr. Hopfner was previously a Managing Director at Bay City Capital and prior to that worked in business development and investment roles at DuPont Pharmaceuticals and at Ag-West Biotech. Dr. Hopfner holds a Ph.D. in pharmacology from the University of Saskatchewan and an M.B.A. from the University of Chicago Booth School of Business. Dr. Hopfner completed his postdoctoral work at Harvard Medical School and started his career as a pharmacist. We believe Dr. Hopfner is qualified to serve on our board of directors because of his education and experience in drug development and venture capital experience.

Derek DiRocco, Ph.D., age 45, has served as a member of our board of directors since October 2024. Dr. DiRocco has been a partner at RA Capital Management since December 2020. Dr. DiRocco works on both public and private investments and serves as a board director for 89Bio, Mineralys, Werewolf Therapeutics, Acrivon Therapeutics, Rivus Pharmaceuticals, Forward Therapeutics and Sera Medicines. Dr. DiRocco joined RA Capital Management in July 2013 and initially covered solid tumor oncology landscapes, later broadening coverage to multiple therapeutic areas. Dr. DiRocco holds a B.A. in Biology from Holy Cross College and a Ph.D. in Pharmacology from the University of Washington. He conducted his postdoctoral research at Brigham and Women’s Hospital/Harvard Medical School, where he researched signaling pathways responsible for chronic and acute kidney disease, as well as cellular mechanisms underlying fibrotic disease. We believe Dr. DiRocco is qualified to serve on our board of directors because of his education and experience in the life sciences industry, venture capital experience, as well as his service on the boards of directors of numerous companies.

Felice Verduyn-van Weegen, age 39, has served as a member of our board of directors since September 2021. Ms. Weegen currently serves as a Partner at EQT. Ms. Weegen worked for LSP from 2015 until March 2022, when LSP joined forces with EQT and became

EQT Life Sciences. Prior to joining LSP, Ms. Weegen worked as a Consultant at McKinsey & Company in Amsterdam. Prior to working at McKinsey, Ms. Weegen was a Neuroscientist and Statistical Geneticist, working with the prestigious Complex-Traits Genetics Group at the Broad Institute and Harvard Medical School in Cambridge, Massachusetts. Ms. Weegen holds an M.S. (cum laude) in neuroscience from Vrije Universiteit Amsterdam and an M.B.A. (with distinction) from Columbia Business School in New York. We believe Ms. Weegen is qualified to serve on our board of directors because of her education and experience in the life sciences industry and venture capital experience.

Class III Directors Continuing in Office Until the 2028 Annual Meeting

Benjamin F. McGraw, III, Pharma. D., age 77, has served as Chairman of our board of directors since October 2020. Dr. McGraw is the Executive Chairman of Perfuse Therapeutics, a clinical-stage biopharmaceutical company committed to reducing the incidence of blindness. He is also a director at TheraVida, a private pharmaceutical company focused on therapies for dermatologic diseases. Dr. McGraw has served as Executive Chairman of Auration Biotech, a private biotechnology company focused on a regenerative protein and other therapies for ear, nose and throat diseases since 2014. Dr. McGraw is the Lead Independent Director for the board of directors of Aerie Pharmaceuticals, a public pharmaceutical company focused on new treatments for glaucoma and other diseases of the front and back of the eye. He is also Executive Chairman of Trefoil Therapeutics, a private biopharmaceutical company focused on developing an engineered protein as a regenerative treatment for corneal endothelial dystrophies and epithelial disorders. Previously, Dr. McGraw served as the Managing Member of Long Shadows Asset Management, LLC, an investment advisory company; Chairman, President and CEO of Valentis, a public gene therapy company; Vice President of Corporate Development at Allergan, a public pharmaceutical company; and Vice President of Development at Marion Laboratories and Marion Merrell Dow, both public pharmaceutical companies. Dr. McGraw received his B.S. and his Pharm.D. from the University of Tennessee Health Science Center, where he also completed a clinical practice residency. We believe Dr. McGraw is qualified to serve on our board of directors because of his distinguished scientific background, experience in leadership roles in the biopharmaceutical industry as well as his service on the boards of directors of numerous companies.

David E. Cohen, M.D., M.P.H., age 61, has served as a member of our board of directors since May 2020. Dr. Cohen has held various positions at the New York University School of Medicine since 1994, including Charles C. and Dorothea E. Harris Professor of Dermatology, Vice Chairman of Clinical Affairs, Chief of Allergy and Contact Dermatitis and Director of Occupational and Environmental Dermatology. He has served as a Lecturer of Environmental Sciences at the Columbia University School of Public Health. He has been an Attending Physician at the Ronald O. Perelman Department of Dermatology at the Tisch Hospital at New York University Medical Center and Bellevue Hospital Center. Dr. Cohen has served as a clinical consultant to numerous companies and on the boards and committees of many professional organizations, including President of the American Dermatological Association, American Contact Dermatitis Society, Dermatology Section of the New York Academy of Medicine. He is also a founding board member of the American Acne and Rosacea Society and served on several committees of the American Academy of Dermatology and the American College of Allergy, Asthma and Immunology. He is also a member of the editorial board of the Journal of Drugs in Dermatology and the editorial advisory boards of Dermatitis and Skin and Allergy News. He also served on the boards of directors of Timber, Connetics, Vyteris, Kadmon and Dermira. Dr. Cohen earned a B.S. in biomedical science from the City University of New York, an M.D. from Stony Brook School of Medicine at SUNY and an M.P.H. in environmental science from Columbia University School of Public Health. We believe Dr. Cohen is qualified to serve on our board of directors because of his education and experience in the life sciences and dermatology fields, as well as his service on the boards of directors of numerous companies.

Arthur Kirsch, age 74, has served as a member of our board of directors since November 2025. Mr. Kirsch currently serves as a board member of Liquidia Corporation. Mr. Kirsch has served as a director on the board and as a member of the audit and compensation committees for Atea Pharmaceuticals, Inc. (Nasdaq: AVIR) since February 2025. Mr. Kirsch previously served as a director of Anavasi Diagnostics, a private company, from August 2022 through June 2023, as a director of POZEN Inc. (Nasdaq: POZN) from May 2004 until May 2015, as a director of Aralez Pharmaceuticals, Inc. (Nasdaq: ARLZ) from February 2016 until May 2019, as a director of Kadmon Corporation (NYSE: KDMN) from May 2019 to November 2021 and as a director of Immunomedics, Inc. (Nasdaq: IMMU) from August 2015 until October 2016. Mr. Kirsch has served as a consultant at Alvarez & Marsal since 2019. From June 2005 until June 2019, Mr. Kirsch served as a managing director and senior advisor for GCA Global, LLC, a global investment banking firm. From May 1994 to May 2004, he served as executive vice president, head of research at Vector Securities, LLC, a brokerage firm. From February 1990 to May 1993, Mr. Kirsch served as president of Natwest Securities Limited, a brokerage firm. From June 1979 to February 1990, Mr. Kirsch worked at Drexel Burnham Lambert, Inc., an investment banking firm, where he held the position of executive vice president, head of equity division. Mr. Kirsch graduated from the University of Rhode Island with a Bachelor of Science and also holds a Master of Business Administration from Baruch College. We believe Mr. Kirsch is qualified to serve on our board of directors because of his business and financial expertise and his experience serving on the boards of directors of several public pharmaceutical and life sciences companies.

The Board of Directors and Certain Governance Matters

Director Nomination Process and Qualifications

We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

In assessing potential candidates, our Board and Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field; has the ability to exercise sound business judgment and is committed to represent the long-term interests of the Company’s stockholders.

Nominations by Stockholders

Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary of the Company and such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2027 Annual Meeting of Stockholders.”

Director Independence and Independence Determinations

Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with applicable NYSE listing standards. Our Corporate Governance Guidelines define an “independent” director consistent with the NYSE definition of independence. Under our Corporate Governance Guidelines and NYSE listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards.

Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Benjamin F. McGraw, III, David E. Cohen, Derek DiRocco, Rob Hopfner, Felice Verduyn-van Weegen and Arthur Kirsch are “independent” in accordance with NYSE listing standards applicable to boards of directors in general. In addition, our Board has affirmatively determined that Dr. McGraw, Dr. Hopfner and Mr. Kirsch are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular, and that that Dr. Cohen, Dr. McGraw, Dr. Hopfner and Mr. Kirsch are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and compensation committee members in particular. Our Board also affirmatively determined that Francois Beaubien and Yuexin Yu, who resigned from the Board in November 2025 in connection with our initial public offering, was “independent” during the period they served on the Board during 2025.

In assessing directors’ independence, our Board also took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the director. Mr. Peña and Dr. Bauer were determined as not being independent by virtue of their executive leadership roles with us.

Board Leadership Structure

Our Board maintains the flexibility to determine whether the roles of Chair and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.

At this time, our Board is led by Dr. McGraw, an independent, non-executive Chair. Our Board believes that it is in the best interest of the Company and its stockholders for Dr. McGraw to continue to serve as Chair of the Board. Dr. McGraw possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which will continue to benefit the Company during the year ahead. The Company believes that separation of the positions of the Chair and CEO reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. Dr. McGraw’s responsibility is to ensure that our Board functions properly and to work with our President and CEO to set the Board’s agenda. Accordingly, he has substantial ability to shape the work of the Board. We expect him to facilitate communications among our directors and between the Board and senior management. While Dr. McGraw provides independent leadership, he also works closely with our CEO to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

Board’s Role in Risk Oversight

While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below.

Full Board
•
Oversee the Company’s risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation, and appropriate management of risk
•
Integrity, ethics, and compliance with its Business Code of Ethics and Conduct
•
General strategic and commercial risks
•
Strategic transactions, including execution and integration
•
Legal risks such as those arising from litigation, environmental, and intellectual property matters

Audit Committee
•
Oversee and coordinate with the Company’s internal and external auditors
•
Accounting, controls and financial disclosure
•
Cybersecurity risk, including our information security framework, threat assessment, response readiness and training efforts
•
Tax and liquidity management

Compensation Committee	• Compensation structure and programs • Management succession planning • Recruitment and retention of talent

• Workplace culture • Workplace health, safety and well-being

Nominating and Corporate Governance Committee	• Governance structures and processes • Board organization, independence and structure • Board succession and effectiveness • Oversee the Company’s ESG initiatives.

Board and Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2025, the Board met six times. The Audit Committee held four meetings, the Compensation Committee held two meetings, and the Nominating and Corporate Governance Committee did not meet in 2025. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings.

Board Committees

Our Board has established four standing committees—an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Science and Technology Committee, each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Science and Technology Committee charters are posted on the “Governance Documents” section of our website located at https://ir.evommune.com/.

AUDIT COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Audit Committee, including:

•
 overseeing our accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, as well as the quality and integrity of the Company’s financial statements and reports;
•
  reviewing the qualifications, independence and performance of the registered public accounting firm or firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;
•
overseeing our  compliance with legal and regulatory requirements, including compliance with ethical standards adopted by the Company;
•
 overseeing the design, implementation and performance of the Company’s internal audit function, when applicable; and
•
 reviewing and assessing our risk management, risk assessment and major risk exposures with respect to financial, accounting, operational, and tax, privacy and cybersecurity and information technology risks.
Arthur Kirsch (Chair) Rob Hopfner Benjamin F. McGraw, III

Financial Expertise and Independence

All members of the Audit Committee are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Arthur Kirsch and Benjamin F. McGraw, III each qualify as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially literate” within the meaning of the NYSE listing standards.

Audit Committee Report

The Report of the Audit Committee is set forth beginning on page 18 of this Proxy Statement.

COMPENSATION COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Compensation Committee, including:

•
establishing and reviewing our overall compensation philosophy in light of our specific business objectives;
•
setting compensation for our Chief Executive Officer and other executive officers and directors;
•
administering incentive and equity-based compensation plans;
•
overseeing our compensation-related disclosures required by the Securities and Exchange Commission; and
•
overseeing our policies and strategies relating to human capital management.
Benjamin F. McGraw, III (Chair) David E. Cohen Arthur Kirsch

Independence

All members of the Compensation Committee are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2025, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

Delegation Authority

The Compensation Committee may form and delegate authority to subcommittees for any purpose that the Committee deems appropriate, including (a) a subcommittee consisting of a single member, and (b) a subcommittee consisting of at least two members, each of whom qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee holds regularly scheduled meetings several times per year. The agenda for each meeting is developed by the Chair of the Compensation Committee, in consultation with management and our outside compensation consultants. The Compensation Committee meets regularly in executive session. Various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to present financial, equity, market comparative or other background information or advice, or to otherwise participate in Compensation Committee meetings.

The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

For the fiscal year ended December 31, 2025, the Compensation Committee retained an independent compensation consultant from Aon Consulting, Inc. (“Aon”), as the Compensation Committee’s advisor reporting directly to the Chair of the Compensation Committee. The Compensation Committee annually assesses the independence of the compensation consultant under SEC and NYSE criteria and, for 2025, concluded that no conflict of interest exists that would prevent Aon from serving as an independent consultant to the Compensation Committee.

Our Compensation Committee identified Aon based on Aon’s consulting experience, key competencies, technical resources, and general reputation in the industry. The Compensation Committee requested that Aon:

•
evaluate the efficacy of our compensation strategy and practices in supporting and reinforcing our long-term strategic goals;
•
assist in refining our compensation strategy in connection with our transition to a public company, and developing and implementing executive and director compensation programs to execute that strategy;
•
assist the Compensation Committee in formulating strategies for fostering retention and strengthening alignment of compensation with the achievement of specific strategic milestones and stockholder value creation; and
•
ensure our compensation strategy is generally aligned to market best practices.

As part of its engagement of Aon, the Compensation Committee directed Aon to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Aon ultimately developed recommendations that were presented to the Compensation Committee for its consideration.

Historically, the Board or the Compensation Committee has made adjustments to annual compensation, determined bonus and equity awards, and established new performance objectives at one or more meetings held during the last quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year, including for example, in connection with our IPO in 2025 (the “IPO”). For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted with input from directors.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Nominating and Corporate Governance Committee, including:

•
identifying individuals qualified to become members of the Board (consistent with criteria approved by the Board), reviewing the qualifications of, and considering stockholders’ recommendations for, director candidates and recommending to the Board qualified director nominees for appointment, election or reelection to the Board at each annual stockholders’ meeting and as necessary to fill vacancies and newly created directorships;
•
developing and recommending to the Board for adoption the corporate governance guidelines and codes of conduct applicable to us, periodically reviewing such guidelines and codes of conduct, recommending changes to the same from time to time as appropriate and overseeing and monitoring compliance with such guidelines and codes;
•
overseeing evaluations of the Board, its committees, and Board members and members of the senior management team;
•
identifying directors qualified to serve on the various committees of the Board and recommending to the Board qualified nominees for membership on each such committee; and
•
overseeing succession planning for the Board and key leadership roles on the Board and its committees.
David E. Cohen (Chair) Benjamin F. McGraw, III Luis Peña Felice Verduyn-van Weegen

Independence

All members of the Nominating and Corporate Governance Committee are “independent” in accordance with NYSE listing standards, except for Luis Peña, who is our Chief Executive Officer.

SCIENCE AND TECHNOLOGY COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Science and Technology Committee, including:

•
reviewing, articulating, translating and contextualizing our scientific data for the general board discussion;
•
reviewing, evaluating and advising our board of directors and management regarding the long-term strategic goals and objectives and the quality and direction of our research and development programs;
•
considering trends in research and development, and recommending to our board of directors and management emerging technologies for building our technological strength;
•
advising our board of directors and management on the scientific aspects of potential business development transactions and market opportunities;
•
as needed, acting as a liaison between the medical community and our board of directors and/or management; and
•
periodically reviewing our overall intellectual property strategies.
David E. Cohen (Chair) Eugene Bauer Derek DiRocco Rob Hopfner Benjamin F. McGraw, III Felice Verduyn-van Weegen

Committee Charters and Corporate Governance Guidelines

Complete copies of our Corporate Governance Guidelines and committee charters are posted in the “Corporate Governance” section of our website located at https://ir.evommune.com/.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board without management participation, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such directors deem appropriate. The Chair of the Board presides at the executive sessions.

Board’s Oversight of Strategy

Our Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities and competitive developments. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at board meetings and, when relevant, at Committee meetings. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the CEO and our Chair on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.

Communications with the Board

Our Board welcomes input and suggestions from all interested parties, including stockholders. Anyone may communicate with a member or members of our Board, including the Chair of the Board, Chair of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors, by sending a written communication to the attention of our Corporate Secretary, Gregory Moss, at our principal executive offices, which shall include contact information for such stockholder.

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of our Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

Code of Conduct and Business Ethics

We have adopted a Code of Conduct and Business Ethics, which is applicable to all of our employees, including our Chief Executive Officer, Chief Financial Officer, controller and other senior financial officers. The Code of Conduct and Business Ethics provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Conduct and Business Ethics is posted in the “Corporate Governance” section of our website located at https://ir.evommune.com/. If we ever were to amend or waive any provision of our Code of Conduct and Business Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable NYSE listing standards also will be made available on our website.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025. In addition, it is our intent to comply with applicable laws and regulations relating to insider trading.

Hedging and Pledging Policy

Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well as holding our common stock in margin accounts. Additionally, our Insider Trading Policy prohibits pledging securities as collateral for a loan without prior approval from our Board and pre-clearance from our Chief Business and Legal Officer.

Policies and Practices Related to the Grant of Certain Equity Awards

We grant stock options and stock appreciation rights to our employees, including the named executive officers, and to our non-employee directors from time to time. We do not maintain any written policies on the timing of awards of stock options, stock appreciation rights or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about us when determining the timing of any stock option grants and does not seek to time the award of stock options in relation to our public disclosure of MNPI to benefit the recipients of such awards. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation. We have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting and recommended that stockholders ratify such selection. BDO USA, P.C. has audited our financial statements since 2022. Representatives of BDO USA, P.C. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BDO USA, P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024 by BDO USA, P.C., our principal accountant.

	Fiscal Year Ended
	2025	2024
	(in thousands)
Audit Fees(1)	$1,270	$426
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,270	$426

(1) “Audit Fees” consist of fees in connection with the audit of our annual consolidated financial statements, including the audited financial statements as well as other financial statements presented in our Registration Statement on Form S-1 filed with the SEC in connection with our initial public offering, the audited financial statements presented in our Annual Report on Form 10-K, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Included in the fiscal year 2025 Audit Fees are fees billed in connection with our initial public offering.

All fees incurred subsequent to our IPO in November 2025 were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, BDO USA, P.C. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by BDO USA, P.C. is compatible with maintaining the principal accountant’s independence.

Audit Committee Report

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the

Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2025, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

THE AUDIT COMMITTEE

Arthur Kirsch (Chair)

Derek DiRocco

Benjamin F. McGraw, III

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of BDO USA, P.C.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement.

Name	Age	Position
Luis Peña	63	President & Chief Executive Officer and Director
Kyle Carver, M.B.A., C.P.A.	38	Chief Financial Officer
Eugene A. Bauer, M.D.	83	Chief Medical Officer and Director
Gregory S. Moss, Esq.	42	Chief Business and Legal Officer, Corporate Secretary and Chief Compliance Officer
Jeegar Patel, Ph.D.	48	Chief Scientific Officer
Janice Drew, M.P.H.	63	Chief of Development Operations

Luis Peña. Biographical information for Mr. Peña is included above with the director biographies under the caption “Proposal 1: Election of Directors-Nominees for Election to the Board of Directors.”

Kyle Carver, M.B.A., C.P.A. has served as our Chief Financial Officer since March 2022. Prior to joining us, Mr. Carver served as Chief Accounting Officer at Kadmon Holdings, Inc., a Sanofi Company (“Kadmon”), where he oversaw all aspects of financial and accounting operations, including Kadmon’s transition to a public company in its 2016 initial public offering through the approval and commercialization of Rezurock (belumosudil) in 2021. Mr. Carver drove significant improvement in accounting operations and internal controls, helped raise more than $500 million through follow-on and convertible note offerings and contributed to deal-making activities, including the acquisition of Kadmon by Sanofi for $1.9 billion in November 2021. Prior to Kadmon, Mr. Carver held a senior role at KPMG, serving a broad base of life sciences clients. Mr. Carver earned an M.B.A. from the Stern School of Business at New York University and a B.S. in accounting from Villanova University. Mr. Carver is a Certified Public Accountant.

Eugene A. Bauer, M.D. Biographical information for Dr. Bauer is included above with the director biographies under the caption “Proposal 1: Election of Directors-Nominees for Election to the Board of Directors.”

Gregory S. Moss, Esq. has served as our Chief Business and Legal Officer, Corporate Secretary and Chief Compliance Officer since June 2022. Prior to joining us, Mr. Moss served as Executive Vice President, General Counsel and Corporate Secretary, Chief Compliance Officer at Kadmon, where he led legal, compliance and business development operations, culminating in Kadmon’s successful $1.9 billion acquisition in 2021. Prior to joining Kadmon in 2012, Mr. Moss served as a solicitor in the corporate risk department of a large Australian law firm and as an associate at a boutique law firm and hedge fund in New York, where he focused on complex litigation and event-driven outcomes. Mr. Moss has been serving on the board of Anteris Technologies Global Corp. since June 2025, and currently serves on the board of Vitls, Inc. Mr. Moss earned a B.A. and an L.L.B. from Macquarie University, Australia, and is a member of the Bar Associations of New York, and New South Wales, Australia, with admissions before the Supreme Court of the United States of America; Southern District of New York; Supreme Court of New South Wales, Australia; and High Court of Australia.

Jeegar Patel, Ph.D. has served as our Chief Scientific Officer since October 2022. Prior to joining us, Dr. Patel served as Senior Vice President, Research and Nonclinical Development at Kadmon, where he led the research and development organization with a therapeutic focus in fibrosis, immunology and immuno-oncology. He has directly contributed to multiple IND and NDA filings across therapeutic areas, including the development and approval of Rezurock. The FDA approval of Rezurock in July 2021 led to Sanofi’s $1.9 billion acquisition of Kadmon in late 2021, with Dr. Patel leading Kadmon’s R&D activity integration into Sanofi. Prior to joining Kadmon in 2014, Dr. Patel was a Nonclinical Development Project Leader at ImClone Systems (acquired by Lilly in 2008) and led nonclinical development activities resulting in the approval of Cyramza (aVEGFR2 Mab), Portrazza (aEGFR Mab) and Lartruvo (aPDGFb Mab). Dr. Patel began his career as a Nonclinical Development Project Toxicologist at Abbott Laboratories and Hoechst Marion Roussel. Dr. Patel received his B.S. in pharmacology and toxicology from the University of the Sciences in Philadelphia and his Ph.D. in pharmacology and physiology from Drexel University College of Medicine.

Janice Drew, M.P.H. has served as our Chief of Development Operations since July 2020. Prior to joining us, Ms. Drew served as Senior Vice President, Portfolio Planning and Management at Dermira where she supported clinical strategy, clinical program development and protocol development for topical and biologic products targeting acne, rosacea, psoriasis, hyperhidrosis and atopic dermatitis. While at Dermira, Ms. Drew supported Phase 3 development and the BLA for Cimziane for plaque psoriasis, the NDA for Qbrexza for axillary hyperhidrosis and the global Phase 3 program for lebrikizumab for atopic dermatitis. Ms. Drew has had direct responsibility for five NDAs/BLAs, multiple INDs and end-of-Phase 2 and pre-NDA/BLA meetings, including oversight for four global clinical development programs. Prior to joining Dermira in 2011, Ms. Drew was at Peplin, where she led the Phase 3 program, NDA and global regulatory submissions for Picato, a topical treatment for actinic keratosis. Prior to Peplin, Ms. Drew worked at Allergan, building the Phase 3 development team for Botox® for the treatment of neurogenic and idiopathic overactive bladder. Ms. Drew also spent eight years at Roche in Palo Alto, California and Basel, Switzerland, leading the global clinical operations team working on CellCept® and Zenapax®, both indicated for solid organ transplantation. Ms. Drew received her B.S. from the University of California, Irvine, and a M.P.H. from California State University, Fullerton.

Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

EXECUTIVE COMPENSATION

Our named executive officers for fiscal year 2025, consisting of our principal executive officer and the next two most highly compensated executive officers, were:

•
Luis Peña, Chief Executive Officer;
•
Gregory S. Moss, our Chief Business and Legal Officer; and
•
Kyle Carver, our Chief Financial Officer.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers for fiscal years 2025 and 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(2)	All other compensation ($)(3)	Total ($)
Luis Peña	2025	588,462	740,675	—	9,693,533	—	11,022,670
Chief Executive Officer	2024	546,083	382,200	565,119	5,950,489	714	7,444,605
Gregory S. Moss	2025	515,042	508,433	—	3,570,591	6,900	4,600,966
Chief Business & Legal Officer	2024	480,500	269,080	222,632	382,548	714	1,355,474
Kyle Carver	2025	501,875	496,658	—	3,399,210	6,900	4,404,643
Chief Financial Officer	2024	470,000	263,200	217,149	286,008	714	1,237,071

(1)
Amounts reported for 2025 represent discretionary bonuses paid to our named executive officers with respect to 2025.
(2)
Amounts reported represent the aggregate grant date fair value of stock and option and stock appreciation right awards granted to our named executive officers in each respective fiscal year as determined in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.
(3)
Amounts reported for 2025 include 401(k) contributions paid by the Company for the benefit of Messrs. Moss and Carver, respectively.

Narrative Disclosure to Summary Compensation Table

Base Salaries

Each of our current named executive officer’s annual base salary is a fixed component of annual compensation for performing specific duties and functions, and is established by our Board taking into account each individual’s role, responsibilities, skills, and expertise. Base salaries are reviewed annually, typically in connection with our annual performance review process, approved by our Board, and adjusted from time to time to realign salaries with market levels and internal benchmarking, after taking into account individual responsibilities, performance and experience. The 2026 annual base salaries for our named executive officers were as follows: $686,600 for Mr. Peña, $595,000 for Mr. Moss and $565,000 for Mr. Carver. Please see the “Salary” column in the Summary Compensation Table above for the actual base salary amount received by each current named executive officer for fiscal year 2025 and fiscal year 2024.

Bonus

In addition to base salaries, each of our named executive officers is eligible to receive a discretionary annual bonus of a percentage of the executive’s gross base salary based on individual performance, Company performance metrics such as certain research, development and clinical program execution, or as otherwise determined appropriate by our board of directors. For the year ended December 31, 2025, cash bonus targets, as a percentage of base salary, were 60% for Mr. Peña, and 40% for Messrs. Moss and Carver. The amount of any annual discretionary annual bonus is determined at the end of the year for which the bonus relates. On October 8, 2025, the compensation committee of our board of directors approved a post-IPO cash bonus target for Mr. Peña of 60%, increased from 50%. At the end of 2025, based on individual and Company performance, our compensation committee determined to pay discretionary annual bonuses at 60% of Mr. Peña’s base salary, 40% of Mr. Moss’s base salary, and 40% of Mr. Carver’s base salary. The actual 2025 bonus amounts for each of our named executive officers are reported in the “Bonus” column in the Summary Compensation Table above.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our named executive officers’ interests with those of our stockholders and to retain and incentivize our named executive officers over the long-term. Our Compensation Committee is responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Additional grants may occur periodically in order to specifically incentivize our named executive officers with respect to achieving certain corporate goals or to reward our named executive officers for exceptional performance.

We currently maintain the 2025 Equity Incentive Plan (“2025 Plan”), which our board of directors and stockholders approved in connection with our IPO for purposes of granting equity-based incentive awards to our employees and consultants, including our named executive officers. Prior to the effectiveness of our IPO, we granted equity incentive awards under the 2020 Stock Plan (“2020 Plan”), which was terminated in connection with our IPO.

In November 2025, prior to our IPO, our board of directors granted of Mr. Peña, Mr. Moss and Mr. Carver an option to purchase 796,841, 293,496 and 279,408 shares of our common stock, respectively. Each of these stock options has an exercise price of $16.00 per share. The terms of these awards are described under “—Outstanding Equity Awards at Fiscal Year End” below.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2025:

		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price per share($)(2)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(2)
Luis Peña	5/11/2022(3)	5/11/2022	353,701	41,129	3.07	5/10/2032
	1/13/2023(3)	1/13/2023	74,879	27,813	3.58	1/12/2033
	5/12/2023(3)	5/12/2023	124,073	68,041	3.84	5/11/2033
	1/6/2024(3)	1/6/2024	11,402	12,395	1.71	1/5/2034
	12/9/2024(3)	12/9/2024	72,693	218,081	2.99	12/8/2034
	11/5/2025(3)	11/5/2025	—	796,841	16.00	11/4/2035
	12/9/2024(4)	12/9/2024	—	—	—	—	141,753	2,426,811
	12/9/2024(5)	12/9/2024	—	444,992	2.99	12/8/2034
Gregory S. Moss, Esq.	7/15/2022(3)	6/27/2022	117,104	16,730	3.07	7/14/2032
	1/13/2023(3)	1/13/2023	25,756	9,567	3.58	1/12/2033
	5/12/2023(3)	5/12/2023	42,184	23,134	3.84	5/11/2033
	1/6/2024(3)	1/6/2024	3,876	4,214	1.71	1/5/2034
	3/22/2024(3)	3/22/2024	27,154	34,914	1.71	3/21/2034
	12/9/2024(3)	12/9/2024	28,638	85,914	2.99	12/8/2034
	11/5/2025(3)	11/5/2025	—	293,496	16.00	11/4/2035
	12/9/2024(4)	12/9/2024	—	—	—	—	55,845	956,066
Kyle Carver,	5/11/2022(3)	3/2/2022	111,045	7,404	3.07	5/10/2032
M.B.A., C.P.A.	1/13/2023(3)	1/13/2023	22,463	8,344	3.58	1/12/2033
	5/12/2023(3)	5/12/2023	37,221	20,413	3.84	5/11/2033
	1/6/2024(3)	1/6/2024	3,569	3,570	1.71	1/5/2034
	12/9/2024(3)	12/9/2024	27,932	83,799	2.99	12/8/2034
	11/5/2025(3)	11/5/2025	—	279,408	16.00	11/4/2035
	12/9/2024(4)	12/9/2024	—	—	—	—	54,469	932,509

(1)
All of the equity awards were granted under our 2020 Plan or 2025 Plan, except for the stock appreciation rights (“SARs”) awarded to Mr. Peña on December 9, 2024, which were granted outside of our 2020 Plan. All of the option awards were granted with a per share exercise price equal to the fair value of one share of our common stock on the date of grant, as determined in good faith by our Board.
(2)
Amounts are calculated by multiplying the number of shares shown in the table by $17.12, the closing market price of our common stock on the NYSE as of December 31, 2025.
(3)
This stock option vests over a period of four years, with 25% of the shares underlying the option vesting on the one-year anniversary of the vesting commencement date, and 1/48 of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date.
(4)
The restricted stock units (“RSUs”) vest based on the satisfaction of all of the following: (i) a liquidity event requirement; (ii) a Series C Preferred Stock requirement that was met in June 2025; and (iii) a service-based requirement, which is satisfied in equal annual installments on the first four anniversaries of the grant date.
(5)
The SARs vest upon the satisfaction all of the following: (i) a liquidity event requirement, which will be satisfied upon the first to occur of: (a) a Change in Control (as defined in the applicable SAR award agreement) or (b) at such time as the 30-day volume-weighted average price of our common stock is greater than $40.75 and (ii) a continued service requirement, which will be satisfied as to 25% of the shares subject to the SAR award on each of the first four anniversaries of the vesting commencement date, subject to Mr. Peña’s continued service with us through each such date. In addition to both the liquidity event and continued service requirements, 251,517 shares underlying such SAR award are subject to a Series C Preferred Stock requirement, which was met in June 2025. All unvested SARs are forfeited upon termination or resignation for any reason.

See “—Employment Arrangements with Named Executive Officers” for a description of vesting acceleration applicable to stock awards held by our named executive officers.

Employment Arrangements with Our Named Executive Officers

We have entered into employment agreements with each of our named executive officers setting forth the terms and conditions of such executive’s employment with us. The employment agreements generally provide for at-will employment and set forth the executive officer’s initial base salary. Each of our named executive officers has executed our standard confidential information, inventions assignment and arbitration agreement.

Luis Peña

Effective November 1, 2024, we entered into an employment agreement with Mr. Peña (the “Peña Employment Agreement”). Under the Peña Employment Agreement, Mr. Peña’s employment with us can be terminated at any time and for any reason by him or us. The Peña Employment Agreement provides that Mr. Peña is entitled to an annualized base salary of $546,500, subject to adjustment in accordance with normal business practices and at our sole discretion, during his employment with us and that he is eligible, at our sole discretion, to earn an annual bonus targeted at 50% of his base salary. In 2025, we paid Mr. Peña an annualized base salary of $588,461, and we awarded him a bonus of $740,675, which bonus amount was determined by the board of directors in its discretion based on the achievement of predetermined Company performance metrics. Mr. Peña is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.”

Gregory S. Moss

Effective November 1, 2024, we entered into an employment agreement with Mr. Moss (the “Moss Employment Agreement”). Under the Moss Employment Agreement, Mr. Moss’s employment with us can be terminated at any time and for any reason by him or us. The Moss Employment Agreement provides that Mr. Moss is entitled to an annualized base salary of $480,500, subject to adjustment in accordance with normal business practices and at our sole discretion, during his employment with us and that he is eligible, at our sole discretion, to earn an annual bonus targeted at 40% of his base salary. In 2025, we paid Mr. Moss an annualized base salary of $515,041, and we awarded him a bonus of $508,433, which bonus amount was determined by the board of directors in its discretion based on the achievement of predetermined Company performance metrics. Mr. Moss is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.”

Kyle Carver

Effective November 1, 2024, we entered into an employment agreement with Mr. Carver (the “Carver Employment Agreement”). Under the Carver Employment Agreement, Mr. Carver’s employment with us can be terminated at any time and for any reason by him or us. The Carver Employment Agreement provides that Mr. Carver is entitled to an annualized base salary of $470,000, subject to adjustment in accordance with normal business practices and at our sole discretion, during his employment with us and that he is eligible, at our sole discretion, to earn an annual bonus targeted at 40% of his base salary. In 2025, we paid Mr. Carver an annualized base salary of $501,875, and we awarded him a bonus of $496,658, which bonus amount was determined by the board of directors in its discretion based on the achievement of predetermined Company performance metrics. Mr. Carver is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change in Control.”

Potential Payments Upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, each of our named executive officers is entitled to receive amounts earned during his term of service, including unpaid salary and any vested benefits. In the event of certain termination scenarios, each named executive officer will be entitled to receive the additional benefits summarized below pursuant to his employment agreement, subject to the timely execution and non-revocation of a separation agreement and general release of claims.

Termination for Cause or Resignation Without Good Reason

Pursuant to the terms of their respective employment agreements, if we terminate any of our named executive officer’s employment for cause or the named executive officer resigns without good reason (each of “cause” and “good reason” as defined in the applicable employment agreement), then the named executive officer will be entitled to receive (i) base salary through the date of termination and (ii) any vested benefits under our employee benefit plan through the date of termination.

Termination Without Cause or for Good Reason not in Connection with a Change in Control

Pursuant to the terms of their respective employment agreements, if we terminate any of our named executive officer’s employment without cause or the named executive officer resigns for good reason not in connection with a change in control (as defined in the applicable employment agreement), then the named executive officer will be entitled to receive (i) base salary continuation for 12 months following termination, (ii) an amount equal to the greater of (A) the full amount of his target bonus for the calendar year in which the termination of employment occurs and (B) the average annual bonus paid to him over the three calendar years ending prior to the year in which such termination of employment occurs and (iii) monthly payments of the portion of the premiums equal to the amounts that the Company would have paid to provide health insurance to the named executive officer had he remained employed with the Company until the earliest of (A) 12 months following termination or (B) the named executive officer becoming eligible for group medical plan benefits under any other employer’s group health plan. Each equity incentive award granted by the Company to the named executive officer that is then outstanding or any other then outstanding equity incentive award granted to the named executive officer under any successor plan or otherwise (each an “Equity Award” and, collectively the “Equity Awards”), including Equity Awards that would otherwise vest only upon satisfaction of performance criteria, shall accelerate and vest in full as of the date of such termination and, if applicable, become exercisable (with any such Equity Awards subject to vesting based on satisfaction of performance criteria vesting at target).

Termination Without Cause or for Good Reason in Connection with a Change in Control

Pursuant to the terms of their respective employment agreements, if we terminate a named executive officer’s employment without cause or the named executive officer resigns for good reason within three months prior to or twelve months following a change in control, the named executive officer will be entitled to receive (i) a lump sum cash payment equal to two times, in the case of Mr. Peña, or one-and-a-half times, in the case of Messrs. Moss and Carver, the sum of (x) the then-current base salary plus (y) the greater of (A) the full amount of his target bonus for the calendar year in which the termination of employment occurs and (B) the average annual bonus paid to him over the three calendar years ending prior to the year in which such termination of employment occurs and (ii) monthly payments of the portion of the premiums equal to the amounts that the Company would have paid to provide health insurance to the named executive officer had he remained employed with the Company until the earliest of (x) 24 months following termination or (y) the named executive officer becoming eligible for group medical plan benefits under any other employer’s group health plan. Each equity award that is then outstanding, including equity awards that would otherwise vest only upon satisfaction of performance criteria, shall accelerate and vest in full as of the date of such termination and, if applicable, become exercisable (with any such equity awards subject to vesting based on satisfaction of performance criteria vesting at target). In the case of the consummation of a change in control in which an outstanding equity award is not continued, assumed or substituted for by the Company or the acquiror or any of its affiliates as part of such change in control transaction, then such equity award will become fully vested and exercisable on or immediately prior to the closing date of the change in control, whether the named executive officer terminates employment or not.

Health and Welfare Benefits; Perquisites

Each of our named executive officers is eligible to participate in our employee benefit plans, including our medical, dental, vision, life and long-term disability plans, in each case on the same basis as all of our other employees. We pay a majority of the premiums for the medical, dental, vision and life insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers. In addition, we provide the opportunity to participate in a 401(k) plan to our employees, including each of our named executive officers, as discussed in the section below entitled “401(k) Plan.”

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Individual contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We may elect, at our discretion, to make matching employee contributions.

Compensation Recovery (“Clawback”) Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we adopted an incentive compensation clawback policy at the time of our IPO that complies with the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and related stock exchange listing rules.

Emerging Growth Company Status

We became a public company in November 2025 and we are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (“the JOBS Act”), including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) December 31, 2030, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.235 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1.235 billion in non-convertible debt securities, or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

Non-Employee Director Compensation

Director Compensation Table

The following table sets forth information regarding the compensation of our non-employee directors earned for service on our Board during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Benjamin F. McGraw, III, Pharm.D.	50,833	439,994	490,827
David E. Cohen, M.D., M.P.H.	44,583	439,994	484,577
Derek DiRocco, Ph.D.			—
Rob Hopfner, R.Ph., Ph.D.			—
Felice Verduyn-van Weegen			—
Arthur Kirsch	11,250	439,994	451,244
François Beaubien, Ph.D., C.F.A. (2)			—
Yuexin Yu (2)			—

(1)
The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our non-employee directors, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The amounts do not reflect dollar amounts actually received by the non-employee director or the economic value that may be received by the non-employee director upon stock option exercise or any sale of the underlying shares of common stock.

The following table provides information regarding the number of shares of common stock underlying options held by our non-employee directors that were outstanding as of December 31, 2025:

Shares underlying Outstanding Options as of December 31, 2025
Benjamin F. McGraw, III, Pharm.D.	137,467
David E. Cohen, M.D., M.P.H.	122,793
Derek DiRocco, Ph.D.	—
Rob Hopfner, R.Ph., Ph.D.	—
Felice Verduyn-van Weegen	—
Arthur Kirsch	37,960
François Beaubien, Ph.D., C.F.A.	—
Yuexin Yu	—

(2)
Dr. Beaubien and Mr. Yu served as members of our Board until their respective resignations in connection with our IPO.

No compensation was paid or earned by any other directors. Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of the board of directors and of each committee receive higher retainers for such service. These fees will be payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board of directors. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee ($)	Chairman Annual Fee ($)
Board of Directors	40,000	35,000
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating and Corporate Governance Committee	5,000	10,000

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

In addition, under our director compensation program, each non-employee director will receive, upon his or her initial election or appointment to our board of directors, an option to purchase the largest whole number of shares of our common stock that results in such option having an aggregate Black-Scholes value not exceeding $440,000. One-third of each of these options will vest on the one-year anniversary of the date of grant, with the remainder vesting in twenty-four equal monthly installments thereafter until the third anniversary of the grant date, subject to the non-employee director’s continued service as a director.

Further, on the date of the first board meeting held after each annual meeting of stockholders, each non-employee director will receive an option to purchase the largest whole number of shares of our common stock that results in such option having an aggregate Black-Scholes value not exceeding $220,000. Each of these options will vest the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, subject to the non-employee director’s continued service as a director. All options issued to our non-employee directors under our director compensation program will be issued at exercise prices equal to the fair market value of our common stock on the date of grant and will become exercisable in full upon specified change in control events.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2025.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	6,927,011(1)	9.05(2)	645,347(3)
Equity Compensation plans not approved by stockholders	—	—	—
Total	6,927,011	9.05	645,347

(1)
Consists of 3,735,675 shares underlying stock options and 328,318 RSUs granted pursuant to our 2020 Plan. Consists of 2,863,018 stock options granted pursuant to our 2025 Plan.
(2)
The calculation of weighted average exercise price includes only outstanding stock options and excludes restricted stock units which have no exercise price.
(3)
Consists of 345,347 shares available under our 2025 Plan as of December 31, 2025 and 300,000 shares available under our 2025 Employee Stock Purchase Plan as of December 31, 2025. Our 2025 Plan is a successor to and continuation of our 2020 Plan (referred to in the 2025 Plan as our Prior Plan). The 2020 Plan terminated on the date the 2025 Plan became effective, and thereafter no further stock awards will be granted under the 2020 Plan.

The maximum number of shares of our common stock that may be issued under our 2025 Plan was initially 7,312,677. The number of shares of our common stock reserved for issuance under our 2025 Plan automatically increases on January 1 of each year, continuing through and including January 1, 2035, by 5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. Pursuant to this provision, we added 1,576,204 shares of common stock that are available for issuance under the 2025 Plan on January 1, 2026, which is not reflected in the table above.

The maximum number of shares of our common stock that may be issued under our 2025 Employee Stock Purchase Plan was initially 300,000. The number of shares of our common stock reserved for issuance under our 2025 Employee Stock Purchase Plan automatically increases on January 1 of each year, continuing through and including January 1, 2035, by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. No shares have been issued under the 2025 Employee Stock Purchase Plan. The Compensation Committee of our Board of Directors has determined to not increase the number of shares of common stock that are available for issuance under the 2025 Employee Stock Purchase Plan on January 1, 2026.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our shares as of March 31, 2026 by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each named executive officer;
•
each of our directors; and
•
all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 30, 2026, which is 60 days after March 31, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe based on information provided to us, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage ownership information shown in the table below is based on 36,018,372 shares of common stock outstanding as of March 31, 2026.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Evommune, Inc., 1891 Page Mill Road, Palo Alto, California 94304.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
LSP 7 Coöperatief UA(1)	5,288,313	14.7%
Entities Affiliated with RA Capital(2)	3,494,638	9.7%
Entities Affiliated with Pivotal bioVenture(3)	3,367,975	9.4%
BioDiscovery 6 FPCI(4)	1,897,362	5.3%
Named Executive Officers and Directors:
Luis Peña(5)	1,396,037	3.8%
Eugene A. Bauer, M.D.(6)	468,696	1.3%
Kyle Carver, M.B.A., C.P.A.(7)	293,740	*
Gregory S. Moss, Esq.(8)	352,387	1.0%
Benjamin F. McGraw, III, Pharma. D.(9)	89,907	*
David E. Cohen, M.D., M.P.H.(10)	97,002	*
Derek DiRocco, Ph.D	—	—
Rob Hopfner, R.Ph., Ph.D.(3)(11)	3,372,001	9.4%
Felice Verduyn-van Weegen(1)	5,288,313	14.7%
Arthur Kirsch	—	—
All current directors and executive officers as a group (12 persons)(12)	11,814,214	31.1%

* Represents beneficial ownership of less than 1%.

(1)
As the sole director of LSP 7 Coöperatief UA, LSP 7 Management BV may be deemed to beneficially own these securities. As managing directors of LSP 7 Management BV, each of Martijn Kleijwegt, René Kuijten and Joachim Rothe may also be deemed to beneficially own these securities. The business address of LSP 7 Coöperatief UA is Johannes Vermeerplein 9 1071 DV Amsterdam, Netherlands.
(2)
Consists of (i) 2,710,293 shares of common stock held by RA Capital Healthcare Fund, LP, and (ii) 784,345 shares of common stock held by RA Capital Nexus Fund III, L.P (the “RA Funds”). RA Capital Management, L.P. is the investment manager for the RA Funds. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held by the RA Funds. RA Capital

Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(3)
Consists of (i)(a) 419,441 shares of common stock issuable upon the conversion of Series Seed preferred stock, (b) 908,821 shares of common stock issuable upon the conversion of Series A preferred stock, (c) 267,367 shares of common stock issuable upon the conversion of Series B preferred stock, and (d) 36,812 shares of common stock issuable upon the conversion of Series C preferred stock in each case held by Pivotal bioVenture Partners Fund I, L.P. (“Pivotal I”), (ii) 294,502 shares of common stock issuable upon the conversion of Series C preferred stock held by Pivotal bioVenture Partners Fund II, L.P. (“Pivotal II”), and (iii)(a) 838,886 shares of common stock issuable upon the conversion of Series Seed preferred stock, (b) 324,578 shares of common stock issuable upon the conversion of Series A preferred stock, (c) 240,756 shares of common stock issuable upon the conversion of Series B preferred stock preferred stock, and (d) 36,812 shares of common stock issuable upon the conversion of Series C preferred stock preferred stock in each case held by NFLS Delta III Limited (“NFLS Delta”). NFLS Delta, Pivotal bioVenture Partners Fund I G.P., L.P., the general partner of Pivotal I, and Pivotal bioVenture Partners Fund II G.P. Ltd, the general partner of Pivotal II, are each wholly-owned indirect subsidiaries of Nan Fung Group Holdings Limited. Investment and voting decisions with respect to the securities held by NFLS Delta are made by the members of Nan Fung Group Holdings Limited’s Life Sciences Investment Committee, who are Mr. Kam Chung Leung, Mr. Vincent Sai Sing Cheung, Mr. Stephen Pui Kuen Cheung, Ms. Vanessa Tih Lin Cheung, Mr. Meng Gao, Ms. Anna Xintong Sun, Mr. Peter Bisgaard, and Dr. Robert Hopfner. Investment and voting decisions with respect to the securities held by Pivotal I and Pivotal II are made by the members of the Investment Committees of Pivotal bioVenture Partners Fund I G.P., L.P., and Pivotal bioVenture Partners Fund II, G.P. Ltd., who are Mr. Vincent Sai Sing Cheung, Mr. Peter Bisgaard, and Dr. Robert Hopfner. The address of NFLS Delta and the individual members of Nan Fung Group Holdings Limited’s Life Sciences Investment Committee other than Mr. Peter Bisgaard and Dr. Robert Hopfner is 17th Floor, Airside, 2 Concorde Road, Kai Tak, Hong Kong SAR. The address of all other entities and individuals referenced in this footnote is 501 2nd Street, Suite 200, San Francisco, California 94107.
(4)
Voting and investment decisions by BioDiscovery 6 FPCI is exercised by its Management Company Andera Partners. The Managing Partners of Andera Partners are François-Xavier Mauron (Chairman) and Stéphane Bergez (Chief Executive Officer), neither of whom has individual voting or investment power with respect to the shares.
(5)
Consists of (i) 654,683 shares of common stock beneficially owned by Mr. Peña and (ii) 741,354 shares of common stock issuable upon the exercise of options held by Mr. Peña that are exercisable within 60 days of March 31, 2026.
(6)
Consists of (i) 270,818 shares of common stock beneficially owned by Dr. Bauer and (ii) 197,878 shares of common stock issuable upon the exercise of options held by Dr. Bauer that are exercisable within 60 days of March 31, 2026.
(7)
Consists of (i) 62,510 shares of common stock and (ii) 231,230 shares of common stock issuable upon the exercise of options held by Mr. Carver that are exercisable within 60 days of March 31, 2026.
(8)
Consists of (i) 64,010 shares of common stock beneficially held by Mr. Moss, and (ii) 288,377 shares of common stock issuable upon the exercise of options held by Mr. Moss that are exercisable within 60 days of March 31, 2026.
(9)
Consists of 89,907 shares of common stock issuable upon the exercise of options held by Dr. McGraw that are exercisable within 60 days of March 31, 2026.
(10)
Consists of (i) 23,665 shares of common stock beneficially owned by Dr. Cohen and (ii) 73,337 shares of common stock issuable upon the exercise of options held by Dr. Cohen that are exercisable within 60 days of March 31, 2026.
(11)
Consists of (i) 4,026 shares of common stock beneficially owned by Dr. Hopfner.
(12)
Consists of (i) 9,853,372 shares of common stock beneficially owned by our current executive officers and directors, and (ii) 1,960,842 shares of common stock issuable upon the exercise of options held by our current executive officers and directors within 60 days of March 31, 2026.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described in the sections titled “Non-Employee Director Compensation” and “Executive Compensation”, below we describe transactions since January 1, 2024, to which we were a party or will be a party, in which:

•
the amount involved in the transaction exceeded or will exceed the lesser of (i) $120,000 and (ii) 1% of the average of our total assets as of the end of the last two completed fiscal years; and
•
any of our then directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of these individuals or entities, which we collectively refer to as our related parties, had or will have a direct or indirect material interest.

Convertible Preferred Stock Financings

In October 2024, we sold 31,493,523 shares of our Series C Preferred Stock at a purchase price of $1.59453 per share for gross proceeds of approximately $50.2 million. In June 2025, we sold an additional 40,941,587 shares of our Series C Preferred Stock at a purchase price of $1.59453 per share for gross proceeds of approximately $65.2 million. The following table summarizes purchases of shares of our Series C Preferred Stock by related persons:

Stockholder	Shares of Series C Preferred Stock	Total Purchase Price
Entities affiliated with RA Capital(1)	18,814,319	$29,999,997
LSP 7 Coöperatief UA(2)	6,585,011	$10,499,998
Entities affiliated with Pivotal bioVenture(3)	3,135,717	$4,999,995
BioDiscovery 6 FPCI(4)	1,881,431	$2,999,999

(1)
Beneficial owner of greater than 5% of our outstanding capital stock. Additionally, Derek DiRocco, a member of our board of directors, is affiliated with RA Capital. For additional details regarding this stockholder and its equity holdings, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”
(2)
Beneficial owner of greater than 5% of our outstanding capital stock. Additionally, Felice Verduyn-van Weegen, a member of our board of directors, is affiliated with LSP Coöperatief UA. For additional details regarding this stockholder and its equity holdings, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”
(3)
Beneficial owner of greater than 5% of our outstanding capital stock. Consists of shares purchased by Pivotal bioVenture Partners Fund I, L.P., Pivotal bioVenture Partners Fund II, L.P. and NFLS Delta III Limited. Additionally, Robert Hopfner, a member of our board of directors, is affiliated with Pivotal bioVenture. For additional details regarding this stockholder and its equity holdings, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”
(4)
Beneficial owner of greater than 5% of our outstanding capital stock. Additionally, Yuexin Yu, a former member of our board of directors, is affiliated with BioDiscovery 6 FPCI. For additional details regarding this stockholder and its equity holdings, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”

Initial Public Offering - Directed Share Program

In November 2025, we closed the IPO, pursuant to which we issued and sold 10,781,250 shares of our common stock, including full exercise of the underwriters’ option to purchase 1,406,250 additional shares, at a public offering price of $16.00 per share. The following table sets forth the aggregate cash purchase price paid by our directors, executive officers, and 5% stockholders and their affiliates and the number of shares of our common stock issued in consideration of such amounts. Such purchases were made through the underwriters at the initial public offering price of $16.00 per share.

	Shares of Common Stock (#)	Total Purchase Price ($)
LSP 7 Coöperatief UA(1)	1,562,500	25,000,000
Entities affiliated with RA Capital(2)	1,250,000	20,000,000
BioDiscovery 6 FPCI(3)	93,750	1,500,000
Peter Bisgaard(4)	10,000	160,000
Harvey Burton Carver(5)	3,000	48,000
Martin Forster(6)	550	8,800
Total	2,919,800	46,716,800

(1)
Beneficial owner of greater than 5% of our outstanding capital stock. Felice Verduyn-van Weegen, a member of our board of directors, is affiliated with LSP Coöperatief UA.
(2)
Beneficial owner of greater than 5% of our outstanding capital stock. Derek DiRocco, a member of our board of directors, is affiliated with RA Capital.
(3)
Beneficial owner of greater than 5% of our outstanding capital stock. Yuexin Yu, a former member of our board of directors, is affiliated with BioDiscovery 6 FCPI.
(4)
A Managing Director at Pivotal bioVenture. Entities affiliated with Pivotal bioVenture beneficially own greater than 5% of our outstanding capital stock.
(5)
Harvey Carver is the father of Kyle Carver, our Chief Financial Officer.
(6)
The father-in-law of Luis Peña, our Chief Executive Officer.

2026 Private Placement

On February 12, 2026, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Investors”), pursuant to which we, in a private placement (the “Private Placement”), agreed to issue and sell to the Investors an aggregate of 4,494,279 shares of our common stock. Each share was offered and sold at a purchase price of $27.88. The Private Placement closed on February 17, 2026.

In connection with the Private Placement, we also entered into a Registration Rights Agreement, dated February 12, 2026 (the “Registration Rights Agreement”), with the Investors. Pursuant to the terms of the Registration Rights Agreement, we filed a registration statement on Form S-1 (File No. 333-295140), which was declared effective by the SEC on April 17, 2026, covering the resale of the Registrable Securities (as such term is defined in the Registration Rights Agreement). We have agreed to use reasonable best efforts to keep such registration statement effective until the earlier of the date the shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction.

Immediately prior to the closing of the Private Placement, each of LSP 7 Cooperative UA and RA Capital was the beneficial owner of more than 5% of our capital stock and participated in the Private Placement purchasing an aggregate of 358,680 shares and 35,868 shares of our common stock, respectively. For more information regarding the Investors’ beneficial ownership, see section titled “Security Ownership of Certain Beneficial Owners and Management” above.

Investor Agreements

In connection with our convertible preferred stock financings, we entered into investors’ rights, right of first refusal, and co-sale and voting agreements, which contain, among other things, registration rights, information rights, voting rights, and rights of first refusal, with certain holders of our capital stock, including entities affiliated with LSP 7 Coöperatief UA, Pivotal bioVenture, RA Capital and BioDiscovery 6 FPC, each a holder of more than 5% of our capital stock. These agreements terminated upon the closing of the IPO, except for the registration rights granted under our investors’ rights agreement. See also the section titled “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding beneficial ownership of our capital stock.

Equity Grants to Directors and Executive Officers

We have granted stock options and restricted stock awards to our executive officers and certain members of our Board. For more information regarding the options granted to our executive officers and directors, see the sections titled “Non-Employee Director Compensation” and “Executive Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors and officers, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our employees when determined appropriate by the Board. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Related Person Transactions Policy

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration, and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants involving an amount that exceeds $120,000 or, if less, 1% of the average of our total assets for the last two competed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director, nominee to become a director or a beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the proposed related person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of the Board) for review, consideration, and approval or ratification. The presentation must include a description of, among other things, all of the parties thereto, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction, and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer, and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our Audit Committee, or other independent body of the Board, will take into account the relevant available facts and circumstances including:

•
the risks, costs, and benefits to us;
•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the terms of the transaction;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

All of the transactions described above prior to our IPO were entered into prior to the adoption of this policy. Although we did not previously have a written policy for the review and approval of transactions with related persons, our board of directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board of Directors. Our board of directors took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Our Stockholders may submit proposals that they believe should be voted upon at our annual meeting of stockholders or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the proxy statement for our 2027 annual meeting of stockholders. To be eligible for inclusion in our 2027 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of us no later than December 22, 2026, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at our 2027 Annual Meeting of Stockholders, without having it included in our proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2026 Annual Meeting of Stockholders, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 Annual Meeting of Stockholders. For our 2027 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 2, 2027 and no later than March 4, 2027. If the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2026 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting of Stockholders nor earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made by us.

In addition to satisfying the deadlines in the “advance notice” provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these “advance notice” provisions, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Evommune’s nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act.

Notices of any proposals or nominations for our 2027 annual meeting of stockholders should be sent to the Secretary of us at 1891 Page Mill Road, Palo Alto, California 94304.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.

Additional Filings

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website ir.evommune.com and click on “SEC Filings” under the “Financials & Filing” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by directing requests to our Corporate Secretary at 1891 Page Mill Road, Palo Alto, California 94304.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgement. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

/s/ Luis Peña
Luis Peña
President & Chief Executive Officer
April 21, 2026

EVOMMUNE, INC. 1891 PAGE MILL ROADPALO ALTO, CA 94304. SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 1, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EVMN2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 1, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 P.M. Eastern Time on June 1, 2026. V89967-P50550 EVOMMUNE, INC.ForWithholdForAll To withhold authority to vote for any individualAll AllExceptnominee(s), mark "For All Except" and write theThe Board of Directors recommends you votenumber(s) of the nominee(s) on the line below. "FOR" the following: !!! 1.To elect two nominees for Class I directors, each to hold office until the 2029 Annual Meeting of Stockholders. Nominees: 01)Luis Peña 02)Eugene A. Bauer ForAgainstAbstain The Board of Directors recommends you vote "FOR" the following proposal: 2.To ratify the appointment by the Audit Committee of the Board of Directors of BDO USA, P.C. as the Company’s independent registered!!! public accounting firm for the fiscal year ending December 31, 2026. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint ownersshould each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. V89968-P50550 EVOMMUNE, INC. Annual Meeting of Stockholders June 2, 2026 11:30 A.M. Eastern Time This proxy is solicited on behalf of the Board of Directors The stockholder(s) hereby appoint(s) Luis Peña, Gregory Moss and Kyle Carver, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), all of the shares of Common Stock of EVOMMUNE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 A.M. Eastern Time, on June 2, 2026, virtually at www.virtualshareholdermeeting.com/EVMN2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting Continued and to be signed on reverse side